EXHIBIT 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT

THIS FOURTH AMENDMENT TO CONTRACT CASH SOLUTIONS AGREEMENT (this “Amendment”), dated and effective as of June 29, 2015, is made and entered into among GLOBAL CASH ACCESS INC., (“GCA” or “Client”) and WELLS FARGO BANK, N.A. (“Wells Fargo”).

R E C I T A L S:

A.                                Client and Wells Fargo entered into a Contract Cash Solutions Agreement, dated as of November 12, 2010 (as modified or amended from time to time, the “Agreement”).

B.                                 Client has requested that Wells Fargo extend the term of the Agreement through June 30, 2018, and subject to and on the terms and conditions of this Amendment, Wells Fargo has agreed to do so.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows, intending to be legally bound:

ARTICLE I

Definitions

Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

ARTICLE II

Amendment

Section 2. Term. Section XI.A of the Agreement is hereby amended and restated in its entirety to read as follows:

(a)                                                                               “General. The initial term of this Agreement, which expired on November 30, 2013, was previously extended through November 30, 2014, pursuant to a written amendment to the Agreement and further extended pursuant to a written amendment to the Agreement to November 30, 2015. The Parties hereby agree to further extend the term of the Agreement to June 30th, 2018. In addition, the Agreement shall be renewed for additional one-year periods unless a Party gives at least 90 days’ prior written notice of its intent not to renew, provided, however, that each such renewal shall be subject to a written agreement about pricing and such other terms and conditions to be mutually agreed upon among the Parties (the “Stated Termination Date”), unless earlier terminated by a Party as provided in this Agreement (the “Actual Termination Date”).”

Section 2.1. Maximum Available Amount. Section II.C is hereby amended and restated in its entirety to read as follows:

“Maximum Amount of Cash to be Supplied. The aggregate total of Cash to be provided by Wells Fargo under this Agreement shall at no time exceed $425 Million Dollars including (i) all Cash with Armored Carriers, (ii) all Cash in Covered Machines, and (iii) all payments owed by Servicers, including any amount to be reimbursed by way of credit to the Settlement Account in immediately available funds, net of all adjustments, chargebacks, representations and other corrections to all transactions under the Servicing Agreements (the “Maximum Available Amount”); provided, however, Wells Fargo acknowledges that Client may require Cash not to exceed $75 Million Dollars in excess of the Maximum Available Amount (the “Additional Requested Amount”) for a particular period (such period shall not exceed five (5) Business Days) (e.g. the five (5) Business Day period surrounding New Years Eve), on an occasional basis but in no event shall there be more than four such periods in any calendar year, and in such a situation, Client shall use best efforts to notify Wells Fargo with reasonable advance notice of the anticipated period and the anticipated amount of the Additional Requested Amount and Wells Fargo shall provide the Maximum Available Amount and shall use best efforts to provide Cash in an amount equal to the Additional Requested Amount.

Notwithstanding the foregoing, Client may decrease the Maximum Available Amount by providing Bank with ten (10) Business Days’ written notice of such reduction; provided, however, (i) the Maximum Available Amount shall not be decreased below $225 Million Dollars and (ii) such Maximum Available Amount may not be increased subsequent to such decrease without Bank’s prior written approval.”

ARTICLE III

Conditions Precedent

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                               Client and Wells Fargo shall have executed and delivered this Amendment; and

(b)                              Clients shall have provided to Wells Fargo such other and further documents and instruments, if any, as Wells Fargo may reasonably request.

ARTICLE IV

Representations and Warranties; Acknowledgments

Each of the Parties represents and warrants to the other that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite action on its part; and (ii) it is in compliance with the terms and conditions contained in the Agreement applicable to it.

ARTICLE V

General Provisions

Section 5.1                                 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Section 5.2                                 Facsimile Signatures. Delivery by fax of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 5.3                                 Section Headings. The section headings in this Amendment are for purposes of reference only and shall not limit or affect any of the terms hereof.

Section 5.4                                 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Parties hereto and their respective successors and assigns, subject, however, to the requirements of Section XIII.D. of the Agreement.

Section 5.5                                 Governing Law. The Governing Law shall govern this Amendment and the interpretation thereof.

Section 5.6                            Entire Agreement; Modification. The Agreement and this Amendment constitute the entire agreement between Wells Fargo and Client relating to the subject matter hereof and may not be changed orally, but only by written instrument signed by both Parties. There are no restrictions, promises, warranties, covenants, or undertakings relating to the subject matter of this Amendment other than those expressly set forth or referred-to herein. Nothing in this Amendment alters or impairs the Agreement except for the amendments specifically provided herein.

[Balance of Page Intentionally Left Blank. Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed on its behalf by the duly authorized officers as of the date and year first written above.

GLOBAL CASH ACCESS, INC.		WELLS FARGO BANK , NATIONAL
ASSOCIATION

By:	/s/ Randy L. Taylor	By:	/s/ Olga E. Wisnicky
	Name: Randy L. Taylor		Name:	Olga E. Wisnicky
	Title: CFO		Title:	Senior Vice President Wells Fargo Bank, N.A.